EXHIBIT K.1  REVISED COMMON EQUITY RATIOS

SEC 30% Test
Capitalization Rates - NU Consolidated
As of September 30, 2000

                                        Per Book     Pro Forma

Capitalization:
  Common stock:                          743,480          596,421
  Capital surplus, paid in             1,094,996          741,275
  Deferred contribution plan -
    employee stock ownership plan       (118,554)        (118,554)
  Retained earnings                      691,164          639,348
  Accumulated other
    comprehensive income                   2,699            2,699
     Total Common Stockholder's
       Equity                          2,413,785        1,861,189
  Preferred stock not subject to
  mandatory redemption                   136,200          116,200
  Preferred stock subject to
  mandatory redemption                    41,500           -
  Debt
     MIPS                                100,000           -
     Short-Term Debt                   1,127,338          883,819
     Long-Term Debt                    2,556,329        1,735,061
     Rate Reduction Bond Obligation           -         2,230,242
                Total Capitalization   6,375,152        6,776,511

 Capital Structure With Rate Reduction Bond Obligation:

                                        Per Book     Pro Forma        Difference
 Total Common Stockholder's Equity         37.86%       27.47%          -10.40%
 Total Preferred Stock                      2.79%        1.71%          - 1.07%
 Total Debt (includes Rate Reduction
             Obligation)                   59.35%       70.82%           11.47%
                Totals                    100.00%      100.00%            0.00%

 Capital Structure Without Rate Reduction Bond Obligation:

                                         Per Book    Pro Forma        Difference
 Total Common Stockholder's Equity         37.86%       40.94%            3.08%
 Total Preferred Stock                      2.79%        2.56%           -0.23%
 Total Debt (excludes Rate Reduction
 Bond Obligation)                          59.35%       56.51%           -2.84%
                Totals                    100.00%      100.00%            0.00%




SEC 30% Test
Capitalization Ratios - CL&P
As of September 30, 2000

                                         Per Book    Pro Forma
Capitalization:
  Common stock                            75,849           75,849
  Capital surplus, paid in               412,993          312,993
  Retained earnings                      208,816          247,510
  Accumulated other
    comprehensive income                     802              802
      Total Common Stockholder's
        Equity                           698,460          637,154
  Preferred stock not subject to
   mandatory redemption                  116,200          116,200
  Debt
     MIPS                                100,000               -
    Short-Term Debt                      110,000               -
    Long-term debt                     1,229,615          813,615
    Rate Reduction Bond Obligation                      1,550,242
    Total Capitalization               2,254,275        3,117,211


Capital Structure With Rate Reduction Bond Obligation:

                                        Per Book     Pro Forma      Difference
Total Common Stockholder's Equity          31%          20%            -11%
Total Preferred Stock                       5%           4%             -1%
Total Debt (includes Rate Reduction Bond
Obligation)                                64%          76%             12%
Totals                                    100%         100%              0%

Capital Structure Without Rate Reduction Bond Obligation:

                                         Per Book     Pro Forma      Difference
Total Common Stockholder's Equity          31%          41%             10%
Total Preferred Stock                       5%           7%              2%
Total Debt (excludes Rate Reduction Bond
Obligation)                                64%          52%            -12%
Totals                                    100%         100%              0%



SEC 30% Test
Capitalization Ratios - WMECO
As of September 30, 2000

                                         Per Book     Pro Forma
Capitalization:
  Common stock                            14,752           14,752
  Capital surplus, paid in                93,945           72,165
  Retained earnings                       52,223           61,386
  Accumulated other
    comprehensive income                     267              267
    Total Common Stockholder's Equity    161,187          148,570
  Preferred stock not subject to
   mandatory redemption                   20,000               -
  Preferred stock subject to
   mandatory redemption                   16,500            1,500
  Debt
    Short-Term Debt                      126,600          122,348
     Long-term debt                      198,699           98,699
     Rate Reduction Bond Obligation                       155,000
    Total Capitalization                 522,986          526,117


Capital Structure With Rate Reduction Bond Obligation:


                                        Per Book     Pro Forma       Difference
Total Common Stockholder's Equity          31%          28%             -3%
Total Preferred Stock	                    7%           0%             -7%
Total Debt (includes Rate Reduction Bond
Obligation)                                62%          71%              9%
Totals                                    100%         100%              0%

Capital Structure Without Rate Reduction Bond Obligation:

                                        Per Book      Pro Forma     Difference
Total Common Stockholder's Equity          31%          40%             9%
Total Preferred Stock                       7%           0%            -7%
Total Debt (excludes Rate Reduction Bond
Obligation)                                62%          60%            -3%
Totals                                    100%         100%             0%

